UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2016

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 15, 2016, LendingTree, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). The holders of an aggregate of 11,882,294 shares of the Company’s common stock were entitled to vote at the Annual Meeting and a total of 11,224,966 shares of the Company’s common stock were represented at the Annual Meeting in person or by proxy. The stockholders considered and voted on two proposals submitted for stockholder vote, each of which is described in detail in the Company’s 2016 proxy statement prepared for the Annual Meeting.

The following are the voting results on each matter submitted for stockholder vote at the Annual Meeting.
Proposal 1. Election of Directors

The following nominees for election to the board of directors were elected, each for a one-year term or until their successor has been duly elected and qualified:

	For	Withheld	Broker Non-Votes
Neal Dermer	9,575,387	85,918	1,563,661
Robin Henderson	9,626,740	34,565	1,563,661
Peter Horan	9,424,465	236,840	1,563,661
Douglas Lebda	9,513,866	147,439	1,563,661
Steven Ozonian	9,626,008	35,297	1,563,661
Saras Sarasvathy	9,626,691	34,614	1,563,661
Craig Troyer	9,603,914	57,391	1,563,661

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The board of directors’ proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the 2016 fiscal year was approved based on the following votes:

For	Against	Abstentions
11,199,950	6,260	18,756

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2016

LENDINGTREE, INC.

	By:	/s/ Katharine F. Pierce
Katharine F. Pierce
Senior Vice President, General Counsel
& Corporate Secretary